EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Kunal K. Singh, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the JPMBB Commercial Mortgage Securities Trust 2015-C32 (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

Wells Fargo Bank, National Association, as Master Servicer, LNR Partners, LLC, as Special Servicer, Wilmington Trust, National Association, as Trustee, Wells Fargo Bank, National Association, as Certificate Administrator, Wells Fargo Bank, National Association, as Custodian, Pentalpha Surveillance LLC, as Senior Trust Advisor, CoreLogic Solutions, LLC, as Servicing Function Participant, Computershare Trust Company, National Association, as Servicing Function Participant for the Certificate Administrator, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian, Wells Fargo Bank, National Association, as Primary Servicer for the Brunswick Portfolio Mortgage Loan, LNR Partners, LLC, as Special Servicer for the Brunswick Portfolio Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Brunswick Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Brunswick Portfolio Mortgage Loan, Pentalpha Surveillance LLC, as Senior Trust Advisor for the Brunswick Portfolio Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Brunswick Portfolio Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Brunswick Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the One Shell Square Mortgage Loan, LNR Partners, LLC, as Special Servicer for the One Shell Square Mortgage Loan, Wilmington Trust, National Association, as Trustee for the One Shell Square Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the One Shell Square Mortgage Loan, Pentalpha Surveillance LLC, as Senior Trust Advisor for the One Shell Square Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the One Shell Square Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the One Shell Square Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Civic Opera Building Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the Civic Opera Building Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the Civic Opera Building Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Civic Opera Building Mortgage Loan, Pentalpha Surveillance LLC, as Senior Trust Advisor for the Civic Opera Building Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Civic Opera Building Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the U-Haul Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Special Servicer for the U-Haul Portfolio Mortgage Loan, U.S. Bank National Association, as Trustee for the U-Haul Portfolio Mortgage Loan prior to November 7, 2022, U.S. Bank Trust Company, National Association, as Trustee for the U-Haul Portfolio Mortgage Loan on and after November 7, 2022, U.S. Bank National Association, as Custodian for the U-Haul Portfolio Mortgage Loan, and CoreLogic Solutions, LLC, as Servicing Function Participant for the U-Haul Portfolio Mortgage Loan.

Dated: March 9, 2023

/s/ Kunal K. Singh

Kunal K. Singh

President and Chief Executive Officer

(senior officer in charge of securitization of the depositor)